EXHIBIT 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Lions Gate Entertainment Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee

Equity	Common Shares, no par value of per share, issuable pursuant to the Registrant’s 2023 Performance Incentive Plan	Rule 457(c) and Rule 457(h)	7,000,000	$10.475	$73,325,000	0.0001476	$10,822.77

Total Offering Amounts					$73,325,000		$10,822.77

Total Fee Offsets							$0

Net Fee Due							$10,822.77

(1) For purposes of this Registration Statement, “Common Shares” refers to both Class A Voting Shares (“Class A Shares”) of Lions Gate Entertainment Corp., a company continued under the laws of the Province of British Columbia (the “Company” or the “Registrant”), and Class B Non-Voting Shares (“Class B Shares”) of the Company. The shares offered pursuant to the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (the “Plan”) may be Class A Shares or Class B Shares, as the Company may determine from time to time, and each share issued (whether a Class A Share or a Class B Share) will reduce the number of Common Shares remaining available for issuance under the Plan. As indicated in footnote (3) below, the registration fee for this Registration Statement was calculating using the average of the high and low prices of the Class A Shares on the date indicated below. Such high and low prices of the Class A Shares on that date were greater than the high and low prices, respectively, of the Class B Shares on that same date.

(2) This Registration Statement covers, in addition to the number of Common Shares stated above, options and other rights to purchase or acquire the Common Shares covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Plan as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Class A Shares as reported on the New York Stock Exchange on February 7, 2024, in accordance with Rule 457(c) of the Securities Act.